EXHIBIT 99.1

Brookline Bancorp Announces Fourth Quarter Results

Net Income of $26.7 million, EPS of $0.34

Announces $0.115 Dividend per Share

Announces $10.0 million Stock Buyback Program

BOSTON, Jan. 27, 2021 (GLOBE NEWSWIRE) --  Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $26.7 million, or $0.34 per basic and diluted share, for the fourth quarter of 2020, compared to $18.7 million, or $0.24 per basic and diluted share, for the third quarter of 2020, and $22.2 million, or $0.28 per basic and diluted share, for the fourth quarter of 2019.

For the year ended December 31, 2020, the Company reported net income of $47.6 million, or $0.60 per basic and diluted share. This compared to $87.7 million, or $1.10 per basic and diluted share, for the year ended December 31, 2019.

Paul Perrault, President and Chief Executive Officer, commented on the Company’s performance in 2020, “This past year was challenging in many respects, and I would like to recognize our employees for their hard work. Given the challenges of this past year, I am very pleased with our financial performance and this quarter’s earnings report. We are cautiously optimistic and think that we are well positioned as we look forward to what we hope is a more positive environment in 2021, but remain diligent and prudent as we continue to navigate our way through these challenging times.”

On December 27, 2020, President Trump signed the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the “Economic Aid Act”) which, among other items provides for a third round of Paycheck Protection Program (“PPP”) loans. The Company’s banks are participating in the PPP program and as of January 27, 2021, the Company has not funded any third round PPP loans. In the first two rounds of PPP funding, the Company funded 2,922 PPP loans totaling $581.7 million as of August 8, 2020 when the program closed, of which $489.2 million remains outstanding, net of deferred fees and costs at December 31, 2020.

BALANCE SHEET

Total assets at December 31, 2020 decreased $57.8 million to $8.94 billion from $9.00 billion at September 30, 2020, and increased $1.09 billion from $7.86 billion at December 31, 2019. At December 31, 2020, total loans and leases were $7.27 billion, representing a decrease of $126.8 million from September 30, 2020, primarily driven by PPP Forgiveness funds received and decrease of $79.2 million in PPP originations, and an increase of $531.7 million from December 31, 2019, primarily driven by PPP loan activity.

Total investment securities at December 31, 2020 decreased $38.0 million to $746.3 million from $784.4 million at September 30, 2020, and increased $157.0 million from $589.4 million at December 31, 2019. Total cash and cash equivalents at December 31, 2020 increased $117.6 million to $434.9 million from $317.3 million at September 30, 2020, and increased $357.1 million from $77.8 million at December 31, 2019. As of December 31, 2020, total investment securities and total cash and cash equivalents represented 13.2 percent of total assets as compared to 12.2 percent and 8.5 percent as of September 30, 2020 and December 31, 2019, respectively.

Total deposits at December 31, 2020 increased $118.2 million to $6.91 billion from $6.79 billion at September 30, 2020 and increased $1.08 billion from $5.83 billion at December 31, 2019.

Total borrowed funds at December 31, 2020 decreased $184.8 million to $820.2 million from $1.01 billion at September 30, 2020 and decreased $82.5 million from $902.7 million at December 31, 2019.

The ratio of stockholders’ equity to total assets was 10.53 percent at December 31, 2020, as compared to 10.39 percent at September 30, 2020, and 12.04 percent at December 31, 2019. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 8.86 percent at December 31, 2020, as compared to 8.73 percent at September 30, 2020, and 10.15 percent at December 31, 2019. Tangible book value per share (non-GAAP) increased $0.19 from $9.77 at September 30, 2020 to $9.96 at December 31, 2020, compared to $9.80 at December 31, 2019.

NET INTEREST INCOME

Net interest income increased $2.3 million to $68.2 million during the fourth quarter of 2020 from $65.9 million for the quarter ended September 30, 2020. The net interest margin increased 15 basis points to 3.23 percent for the three months ended December 31, 2020 from 3.08 percent for the three months ended September 30, 2020.

NON-INTEREST INCOME

Non-interest income for the quarter ended December 31, 2020 decreased $0.7 million to $4.2 million from $4.9 million for the quarter ended September 30, 2020. The decrease was primarily driven by decreases of $0.6 million in gain on sales of loans and leases and $0.4 million in loan level derivative income, net, partially offset by increases of $0.2 million in loan fees and $0.1 million in other non-interest income.

PROVISION FOR CREDIT LOSSES

On January 1, 2020, the Company adopted ASU 2016-13 "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments", commonly referred to as CECL.

The Company recorded a negative provision for credit losses of $2.1 million for the quarter ended December 31, 2020, compared to a provision of $4.5 million for the quarter ended September 30, 2020. The negative provision results from, exclusive of PPP loans, a reduction in the quarter of both outstanding loans and commitments; the charge-off of a specifically reserved loan; and a modestly improved economic outlook in the models used for the ACL.

Total net charge-offs for the fourth quarter of 2020 were $4.4 million compared to $5.0 million in the third quarter of 2020. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis decreased to 24 basis points for the fourth quarter of 2020 from 27 basis points for the third quarter of 2020.

The allowance for loan and lease losses represented 1.57 percent of total loans and leases at December 31, 2020, compared to 1.62 percent at September 30, 2020, and 0.91 percent at December 31, 2019. Excluding PPP loans, the allowance for loan and lease losses represents 1.69 percent coverage at December 31, 2020 compared to 1.76 percent at September 30, 2020.

ASSET QUALITY

The ratio of total nonperforming loans and leases to total loans and leases was 0.53 percent at December 31, 2020 as compared to 0.51 percent at September 30, 2020. Nonperforming loans and leases increased $0.4 million to $38.4 million at December 31, 2020 from $38.0 million at September 30, 2020. The ratio of nonperforming assets to total assets was 0.50 percent at December 31, 2020 as compared to 0.44 percent at September 30, 2020. Nonperforming assets increased $5.6 million to $45.0 million at December 31, 2020 from $39.4 million at September 30, 2020.

From March 1, 2020 through the earlier of January 1, 2022 or 60 days after the termination date of the national emergency declared by the President on March 13, 2020 concerning the COVID-19 outbreak (the “national emergency”), a financial institution may elect to suspend the requirements under accounting principles generally accepted in the U.S. for loan modifications related to the COVID-19 pandemic that would otherwise be categorized as a troubled debt restructured, including impairment accounting. This troubled debt restructuring relief applies for the term of the loan modification that occurs during the applicable period for a loan that was not more than 30 days past due as of December 31, 2019. Financial institutions are required to maintain records of the volume of loans involved in modifications to which troubled debt restructuring relief is applicable. As of December 31, 2020, approximately 92 percent of loans granted an initial loan payment deferral have returned to payment status and 298 credits totaling $90 million or 1.2 percent of total loans outstanding have been modified.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended December 31, 2020 decreased $0.9 million to $40.0 million from $40.9 million for the quarter ended September 30, 2020. The decrease was primarily driven by decreases of $1.0 million in compensation and employee benefits and $0.2 million in other non-interest expense, partially offset by an increase of $0.3 million in FDIC insurance.

PROVISION FOR INCOME TAXES

The effective tax rate was 22.7 percent and 23.3 percent for the three and twelve months ended December 31, 2020, respectively.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets increased to 1.20 percent during the fourth quarter of 2020 compared to 0.83 percent for the third quarter of 2020; and was 0.55 percent for the year ended December 31, 2020, compared to 1.15 percent for the year ended December 31, 2019.

The annualized return on average tangible stockholders' equity increased to 13.79 percent during the fourth quarter of 2020 compared to 9.70 percent for the third quarter of 2020; and was 6.17 percent for the year ended December 31, 2020 compared to 11.67 percent for the year ended December 31, 2019.

DIVIDEND DECLARED

The Company’s Board approved a dividend of $0.115 per share for the quarter ended December 31, 2020. The dividend will be paid on February 26, 2021 to stockholders of record on February 12, 2021.

STOCK REPURCHASE

On December 4, 2019, the Board of Directors (the "Board") approved a stock repurchase program (the "Program") authorizing management to repurchase up to $10.0 million of the Company’s common stock over a period of twelve months commencing on January 1, 2020. On March 9, 2020, the Board approved an increase in the repurchase amount of $10.0 million bringing the total authorized amount to $20.0 million. Effective March 24, 2020, the Company suspended the Program. On October 28, 2020, the Board authorized the resumption of the Program. As of December 31, 2020, the Company has repurchased 1,715,730 shares at a weighted average price of $11.66.

On January 27, 2021, the Board of Directors (the “Board”) of the Company approved a stock repurchase program authorizing management to repurchase up to $10.0 million of the Company’s common stock commencing on February 1, 2021 and ending on December 31, 2021.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, January 28, 2021 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://services.choruscall.com/links/brkl210128.html. To listen to the call without access to the slides, please dial 877-504-4120 (United States) or 412-902-6650 (international) and ask for the Brookline Bancorp, Inc. call. A recording of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 877-344-7529 (United States) or 412-317-0088 (internationally) and entering the passcode: 10151088.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $8.9 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank and Bank Rhode Island (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com and www.bankri.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that do not describe historical or current facts are forward-looking statements, including statements regard the potential effects of COVID-19 on the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements made with regard to the potential effects of COVID-19 on the Company’s business, financial condition, credit quality, liquidity and results of operation may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These included, but are not limited to, the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in employment levels, general business and economic conditions on a national basis and in the local markets in which the Company and its banking subsidiaries operate; changes in consumer behavior due to changing political business and economic conditions or legislative or regulatory initiatives; the possibility that future credit losses may be higher than currently expected; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and turbulence in capital and debt markets. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:
Carl M. Carlson
Brookline Bancorp, Inc.
Chief Financial Officer
(617) 425-5331
ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended					At and for the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$68,225	$65,938	$64,288	$61,712	$63,931	$260,163	$253,300
(Credit) provision for credit losses	(2,103)	4,528	5,347	54,114	3,602	61,886	9,583
Non-interest income	4,219	4,862	6,235	9,328	7,756	24,644	29,793
Non-interest expense	40,038	40,947	39,109	40,748	38,815	160,844	157,481
Income (loss) before provision for income taxes	34,509	25,325	26,067	(23,822)	29,270	62,077	116,029
Net income (loss) attributable to Brookline Bancorp, Inc.	26,663	18,679	19,571	(17,276)	22,183	47,635	87,717

Performance Ratios:
Net interest margin (1)	3.23%	3.08%	3.09%	3.31%	3.43%	3.17%	3.51%
Interest-rate spread (1)	3.03%	2.85%	2.75%	2.91%	3.05%	2.88%	3.10%
Return on average assets (annualized)	1.20%	0.83%	0.88%	(0.87)%	1.13%	0.55%	1.15%
Return on average tangible assets (annualized) (non-GAAP)	1.22%	0.84%	0.90%	(0.89)%	1.15%	0.56%	1.17%
Return on average stockholders' equity (annualized)	11.38%	7.99%	8.45%	(7.30)%	9.42%	5.09%	9.56%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	13.79%	9.70%	10.28%	(8.84)%	11.42%	6.17%	11.67%
Efficiency ratio (2)	55.27%	57.83%	55.46%	57.36%	54.15%	56.47%	55.63%

Per Common Share Data:
Net income (loss) — Basic	$0.34	$0.24	$0.25	$(0.22)	$0.28	$0.60	$1.10
Net income (loss) — Diluted	0.34	0.24	0.25	(0.22)	0.28	0.60	1.10
Cash dividends declared	0.115	0.115	0.115	0.115	0.115	0.460	0.450
Book value per share (end of period)	12.05	11.84	11.75	11.57	11.87	12.05	11.87
Tangible book value per share (end of period) (non-GAAP)	9.96	9.77	9.67	9.49	9.80	9.96	9.80
Stock price (end of period)	12.04	8.65	10.08	11.28	16.46	12.04	16.46

Balance Sheet:
Total assets	$8,942,424	$9,000,192	$9,069,667	$8,461,591	$7,856,853	$8,942,424	$7,856,853
Total loans and leases	7,269,553	7,396,358	7,407,697	6,822,527	6,737,816	7,269,553	6,737,816
Total deposits	6,910,696	6,792,523	6,440,233	5,889,938	5,830,072	6,910,696	5,830,072
Brookline Bancorp, Inc. stockholders’ equity	941,778	935,558	926,413	912,568	945,606	941,778	945,606

Asset Quality:
Nonperforming assets	$44,963	$39,365	$42,754	$41,122	$22,092	$44,963	$22,092
Nonperforming assets as a percentage of total assets	0.50%	0.44%	0.47%	0.49%	0.28%	0.50%	0.28%
Allowance for loan and lease losses	$114,379	$119,971	$119,553	$113,181	$61,082	$114,379	$61,082
Allowance for loan and lease losses as a percentage of total loans and leases	1.57%	1.62%	1.61%	1.66%	0.91%	1.57%	0.91%
Net loan and lease charge-offs	$4,381	$4,963	$1,383	$2,234	$1,622	$12,961	$7,171
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.24%	0.27%	0.08%	0.13%	0.10%	0.18%	0.11%

Capital Ratios:
Stockholders’ equity to total assets	10.53%	10.39%	10.21%	10.78%	12.04%	10.53%	12.04%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.86%	8.73%	8.56%	9.02%	10.15%	8.86%	10.15%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$36,069	$33,818	$38,522	$86,996	$33,589
Short-term investments	398,848	283,515	216,394	253,772	44,201
Total cash and cash equivalents	434,917	317,333	254,916	340,768	77,790
Investment securities available-for-sale	745,822	783,867	854,505	761,539	498,995
Investment securities held-to-maturity	-	-	-	-	86,780
Equity securities held-for-trading	526	525	1,992	2,558	3,581
Total investment securities	746,348	784,392	856,497	764,097	589,356
Loans and leases:
Commercial real estate loans	3,823,826	3,835,372	3,837,703	3,762,158	3,669,222
Commercial loans and leases	2,274,899	2,354,613	2,361,463	1,826,866	1,838,748
Consumer loans	1,170,828	1,206,373	1,208,531	1,233,503	1,229,846
Total loans and leases	7,269,553	7,396,358	7,407,697	6,822,527	6,737,816
Allowance for loan and lease losses	(114,379)	(119,971)	(119,553)	(113,181)	(61,082)
Net loans and leases	7,155,174	7,276,387	7,288,144	6,709,346	6,676,734
Restricted equity securities	49,786	61,715	71,638	68,472	53,818
Premises and equipment, net of accumulated depreciation	71,568	72,441	73,127	73,786	74,350
Right-of-use asset operating leases	24,143	23,492	24,343	24,789	24,876
Deferred tax asset	40,129	42,269	42,683	38,141	25,017
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net of accumulated amortization	3,152	3,464	3,775	4,087	4,423
Other real estate owned and repossessed assets	6,515	1,413	1,454	2,038	2,631
Other assets	250,265	256,859	292,663	275,640	167,431
Total assets	$8,942,424	$9,000,192	$9,069,667	$8,461,591	$7,856,853
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,592,205	$1,550,267	$1,603,037	$1,175,329	$1,141,578
NOW accounts	513,948	459,902	417,622	361,854	371,380
Savings accounts	701,659	716,630	657,758	653,026	613,467
Money market accounts	2,018,977	1,878,258	1,809,868	1,676,092	1,682,005
Certificate of deposit accounts	1,389,998	1,492,913	1,601,768	1,669,509	1,671,738
Brokered deposit accounts	693,909	694,553	350,180	354,128	349,904
Total deposits	6,910,696	6,792,523	6,440,233	5,889,938	5,830,072
Borrowed funds:
Advances from the FHLBB	648,849	841,169	1,267,570	1,137,431	758,469
Subordinated debentures and notes	83,746	83,707	83,668	83,630	83,591
Other borrowed funds	87,652	80,169	55,431	70,743	60,689
Total borrowed funds	820,247	1,005,045	1,406,669	1,291,804	902,749
Operating lease liabilities	24,143	23,492	24,343	24,789	24,876
Mortgagors’ escrow accounts	5,901	6,429	6,467	7,441	7,232
Reserve for unfunded credits	13,071	13,964	14,816	17,222	1,880
Accrued expenses and other liabilities	226,588	223,181	250,726	317,829	144,438
Total liabilities	8,000,646	8,064,634	8,143,254	7,549,023	6,911,247
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, and 85,177,172 shares issued, respectively	852	852	852	852	852
Additional paid-in capital	737,178	736,294	738,155	737,422	736,601
Retained earnings, partially restricted	264,892	247,336	237,808	227,359	265,376
Accumulated other comprehensive income	16,490	18,782	19,538	16,947	2,283
Treasury stock, at cost;
6,525,783 shares, 5,629,854 shares, 5,859,708 shares, 5,862,811 shares, and 5,003,127 shares, respectively	(77,343)	(67,376)	(69,572)	(69,617)	(59,073)
Unallocated common stock held by the Employee Stock Ownership Plan;
51,114 shares, 58,227 shares, 65,334 shares, 72,441 shares, and 79,548 shares, respectively	(291)	(330)	(368)	(395)	(433)
Total stockholders' equity	941,778	935,558	926,413	912,568	945,606
Total liabilities and stockholders' equity	$8,942,424	$9,000,192	$9,069,667	$8,461,591	$7,856,853

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$76,583	$76,240	$77,416	$79,559	$83,309
Debt securities	3,335	3,746	3,701	2,976	2,910
Marketable and restricted equity securities	490	672	908	778	813
Short-term investments	59	46	99	209	418
Total interest and dividend income	80,467	80,704	82,124	83,522	87,450
Interest expense:
Deposits	8,825	10,583	12,778	16,240	17,655
Borrowed funds	3,417	4,183	5,058	5,570	5,864
Total interest expense	12,242	14,766	17,836	21,810	23,519
Net interest income	68,225	65,938	64,288	61,712	63,931
(Credit) provision for credit losses	(2,103)	4,528	5,347	54,114	3,602
Net interest income after (credit) provision for credit losses	70,328	61,410	58,941	7,598	60,329
Non-interest income:
Deposit fees	2,358	2,305	1,929	2,458	2,710
Loan fees	588	397	513	550	567
Loan level derivative income, net	145	527	1,440	2,156	2,494
Gain on investment securities, net	-	54	586	1,330	133
Gain on sales of loans and leases held-for-sale	67	632	299	120	309
Other	1,061	947	1,468	2,714	1,543
Total non-interest income	4,219	4,862	6,235	9,328	7,756
Non-interest expense:
Compensation and employee benefits	25,054	26,092	24,619	25,219	23,987
Occupancy	3,806	3,802	3,825	3,953	4,102
Equipment and data processing	4,193	4,293	4,155	4,703	4,601
Professional services	1,338	1,112	1,056	1,651	1,120
FDIC insurance	1,630	1,363	858	378	53
Advertising and marketing	1,010	1,024	1,017	1,075	828
Amortization of identified intangible assets	312	312	311	336	420
Other	2,695	2,949	3,268	3,433	3,704
Total non-interest expense	40,038	40,947	39,109	40,748	38,815
Income (loss) before provision for income taxes	34,509	25,325	26,067	(23,822)	29,270
Provision (benefit) for income taxes	7,846	6,646	6,496	(6,546)	7,087
Net income (loss) attributable to Brookline Bancorp, Inc.	$26,663	$18,679	$19,571	$(17,276)	$22,183
Earnings per common share:
Basic	0.34	0.24	0.25	(0.22)	0.28
Diluted	0.34	0.24	0.25	(0.22)	0.28
Weighted average common shares outstanding during the period:
Basic	78,533,351	78,948,139	78,849,282	79,481,462	79,682,724
Diluted	78,680,873	79,055,901	79,015,274	79,665,774	79,845,447
Dividends paid per common share	$0.115	$0.115	$0.115	$0.115	$0.115

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Twelve Months Ended December 31,
	2020	2019
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$309,798	$330,345
Debt securities	13,758	12,281
Marketable and restricted equity securities	2,848	3,477
Short-term investments	413	1,523
Total interest and dividend income	326,817	347,626
Interest expense:
Deposits	48,426	69,615
Borrowed funds	18,228	24,711
Total interest expense	66,654	94,326
Net interest income	260,163	253,300
Provision for credit losses	61,886	9,583
Net interest income after provision for credit losses	198,277	243,717
Non-interest income:
Deposit fees	9,050	10,623
Loan fees	2,048	2,097
Loan level derivative income, net	4,268	8,262
Gain on investment securities, net	1,970	508
Gain on sales of loans and leases held-for-sale	1,118	1,709
Other	6,190	6,594
Total non-interest income	24,644	29,793
Non-interest expense:
Compensation and employee benefits	100,985	96,554
Occupancy	15,386	15,696
Equipment and data processing	17,345	18,652
Professional services	5,157	4,366
FDIC insurance	4,229	1,445
Advertising and marketing	4,126	4,044
Amortization of identified intangible assets	1,271	1,663
Merger and restructuring expense	-	1,125
Other	12,345	13,936
Total non-interest expense	160,844	157,481
Income before provision for income taxes	62,077	116,029
Provision for income taxes	14,442	28,269
Net income before noncontrolling interest in subsidiary	47,635	87,760
Less net income attributable to noncontrolling interest in subsidiary	-	43
Net income attributable to Brookline Bancorp, Inc.	$47,635	$87,717
Earnings per common share:
Basic	$0.60	$1.10
Diluted	$0.60	$1.10
Weighted average common shares outstanding during the period:
Basic	78,951,892	79,679,781
Diluted	79,103,289	79,856,921
Dividends paid per common share	$0.460	$0.440

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$3,300	$10,841	$10,139	$10,937	$2,845
Multi-family mortgage	-	-	-	85	84
Construction	3,853	-	-	-	-
Total commercial real estate loans	7,153	10,841	10,139	11,022	2,929

Commercial	7,702	7,751	12,427	12,991	4,909
Equipment financing	16,757	13,372	13,100	10,356	9,822
Condominium association	112	117	190	203	151
Total commercial loans and leases	24,571	21,240	25,717	23,550	14,882

Residential mortgage	5,587	4,634	4,157	3,446	753
Home equity	1,136	1,235	1,278	1,059	896
Other consumer	1	2	9	7	1
Total consumer loans	6,724	5,871	5,444	4,512	1,650

Total nonaccrual loans and leases	38,448	37,952	41,300	39,084	19,461

Other real estate owned	5,415	-	-	-	-
Other repossessed assets	1,100	1,413	1,454	2,038	2,631
Total nonperforming assets	$44,963	$39,365	$42,754	$41,122	$22,092

Loans and leases past due greater than 90 days and still accruing	$11,975	$1,180	$1,974	$1,045	$10,109

Troubled debt restructurings on accrual	11,483	11,309	10,172	16,480	17,076
Troubled debt restructurings on nonaccrual	7,476	5,742	5,972	5,819	6,104
Total troubled debt restructurings	$18,959	$17,051	$16,144	$22,299	$23,180

Nonperforming loans and leases as a percentage of total loans and leases	0.53%	0.51%	0.56%	0.57%	0.29%
Nonperforming assets as a percentage of total assets	0.50%	0.44%	0.47%	0.49%	0.28%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$119,971	$119,553	$113,181	$61,082	$59,135
CECL adjustment to retained earnings	-	-	-	6,632	-
Charge-offs	(4,810)	(5,511)	(1,803)	(2,539)	(1,894)
Recoveries	429	548	420	305	272
Net charge-offs	(4,381)	(4,963)	(1,383)	(2,234)	(1,622)
(Credit) provision for loan and lease losses excluding unfunded commitments *	(1,211)	5,381	7,755	47,701	3,569
Allowance for loan and lease losses at end of period	$114,379	$119,971	$119,553	$113,181	$61,082

Allowance for loan and lease losses as a percentage of total loans and leases	1.57%	1.62%	1.61%	1.66%	0.91%

NET CHARGE-OFFS:
Commercial real estate loans	$3,444	$70	$(94)	$-	$-
Commercial loans and leases	1,011	4,917	1,498	2,280	1,589
Consumer loans	(74)	(24)	(21)	(46)	33
Total net charge-offs	$4,381	$4,963	$1,383	$2,234	$1,622

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.24%	0.27%	0.08%	0.13%	0.10%

*provision for loan and lease losses does not include (credit) provision of $(0.9) million, $(0.9) million, $2.4 million and $6.4 million for credit losses on unfunded commitments during the three months ended December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$770,414	$3,334	1.73%	$851,608	$3,746	1.76%	$567,037	$2,957	2.09%
Marketable and restricted equity securities (2)	51,469	491	3.81%	66,154	670	4.06%	59,763	823	5.51%
Short-term investments	223,665	59	0.10%	192,446	46	0.10%	93,997	418	1.78%
Total investments	1,045,548	3,884	1.49%	1,110,208	4,462	1.61%	720,797	4,198	2.33%
Loans and Leases:
Commercial real estate loans (3)	3,833,172	35,526	3.63%	3,831,826	35,615	3.64%	3,605,169	40,976	4.45%
Commercial loans (3)	1,260,883	11,936	3.71%	1,281,202	10,677	3.27%	826,116	10,066	4.78%
Equipment financing (3)	1,086,855	18,626	6.86%	1,089,058	19,018	6.99%	1,037,431	19,271	7.43%
Residential mortgage loans (3)	803,884	7,530	3.75%	814,559	7,860	3.86%	804,672	8,402	4.18%
Other consumer loans (3)	385,818	3,020	3.10%	395,990	3,127	3.13%	417,950	4,680	4.43%
Total loans and leases	7,370,612	76,638	4.16%	7,412,635	76,297	4.12%	6,691,338	83,395	4.99%
Total interest-earning assets	8,416,160	80,522	3.83%	8,522,843	80,759	3.79%	7,412,135	87,593	4.73%
Non-interest-earning assets	458,307			495,829			448,458
Total assets	$8,874,467			$9,018,672			$7,860,593

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$451,014	126	0.11%	$427,009	128	0.12%	$344,036	115	0.13%
Savings accounts	701,378	245	0.14%	688,223	258	0.15%	604,276	746	0.49%
Money market accounts	1,947,686	1,546	0.32%	1,855,803	1,658	0.36%	1,685,885	4,947	1.16%
Certificates of deposit	1,452,867	5,718	1.57%	1,536,969	7,022	1.82%	1,681,844	9,725	2.29%
Brokered deposit accounts	746,281	1,190	0.63%	562,112	1,517	1.07%	344,909	2,122	2.44%
Total interest-bearing deposits	5,299,226	8,825	0.66%	5,070,116	10,583	0.83%	4,660,950	17,655	1.50%
Borrowings:
Advances from the FHLBB	619,844	2,118	1.34%	944,865	2,876	1.19%	753,460	4,407	2.29%
Subordinated debentures and notes	83,725	1,245	5.95%	83,687	1,246	5.96%	83,570	1,293	6.19%
Other borrowed funds	81,320	54	0.26%	118,969	61	0.21%	64,543	164	1.01%
Total borrowings	784,889	3,417	1.70%	1,147,521	4,183	1.43%	901,573	5,864	2.55%
Total interest-bearing liabilities	6,084,115	12,242	0.80%	6,217,637	14,766	0.94%	5,562,523	23,519	1.68%
Non-interest-bearing liabilities:
Demand checking accounts	1,587,618			1,569,411			1,142,600
Other non-interest-bearing liabilities	265,440			296,992			213,579
Total liabilities	7,937,173			8,084,040			6,918,702
Stockholders’ equity	937,294			934,632			941,891
Total liabilities and equity	$8,874,467			$9,018,672			$7,860,593
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		68,280	3.03%		65,993	2.85%		64,074	3.05%
Less adjustment of tax-exempt income		55			55			143
Net interest income		$68,225			$65,938			$63,931
Net interest margin (5)			3.23%			3.08%			3.43%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Twelve Months Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$750,689	$13,823	1.84%	$585,360	$12,483	2.13%
Marketable and restricted equity securities (2)	61,873	2,862	4.63%	59,751	3,516	5.88%
Short-term investments	186,617	413	0.22%	71,090	1,523	2.14%
Total investments	999,179	17,098	1.71%	716,201	17,522	2.45%
Loans and Leases:
Commercial real estate loans (3)	3,781,201	148,438	3.86%	3,492,848	164,082	4.63%
Commercial loans (3)	1,140,699	41,391	3.57%	817,347	39,839	4.81%
Equipment financing (3)	1,074,561	75,563	7.03%	1,012,698	74,066	7.31%
Residential mortgage loans (3)	810,855	31,392	3.87%	783,556	32,926	4.20%
Other consumer loans (3)	402,672	13,255	3.28%	414,730	19,835	4.78%
Total loans and leases	7,209,988	310,039	4.30%	6,521,179	330,748	5.07%
Total interest-earning assets	8,209,167	327,137	3.99%	7,237,380	348,270	4.81%
Non-interest-earning assets	474,402			417,254
Total assets	$8,683,569			$7,654,634

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$408,374	484	0.12%	$339,275	436	0.13%
Savings accounts	670,217	1,503	0.22%	608,022	2,900	0.48%
Money market accounts	1,817,085	9,519	0.52%	1,682,676	21,206	1.26%
Certificates of deposit	1,577,104	30,355	1.92%	1,611,389	36,326	2.25%
Brokered deposit accounts	512,803	6,565	1.28%	344,961	8,747	2.54%
Total interest-bearing deposits	4,985,583	48,426	0.97%	4,586,323	69,615	1.52%
Borrowings:
Advances from the FHLBB	859,389	12,842	1.47%	757,598	18,701	2.43%
Subordinated debentures and notes	83,667	5,038	6.02%	83,511	5,206	6.23%
Other borrowed funds	90,587	348	0.38%	79,276	804	1.01%
Total borrowings	1,033,643	18,228	1.73%	920,385	24,711	2.65%
Total interest-bearing liabilities	6,019,226	66,654	1.11%	5,506,708	94,326	1.71%
Non-interest-bearing liabilities:
Demand checking accounts	1,451,556			1,070,859
Other non-interest-bearing liabilities	276,712			159,690
Total liabilities	7,747,494			6,737,257
Brookline Bancorp, Inc. stockholders’ equity	936,075			917,286
Noncontrolling interest in subsidiary	-			91
Total liabilities and equity	$8,683,569			$7,654,634
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		260,483	2.88%		253,944	3.10%
Less adjustment of tax-exempt income		320			644
Net interest income		$260,163			$253,300
Net interest margin (5)			3.17%			3.51%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
				At and for the Three Months Ended December 31,		At and for the Twelve Months Ended December 31,
				2020	2019	2020	2019
Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.				$26,663	$22,183	$47,635	$87,717
Less:
Security gains (after-tax)				-	101	1,511	384
Add:
Merger and restructuring-related expenses (after-tax)				-	-	-	851
Operating earnings				$26,663	$22,082	$46,124	$88,184

Operating earnings per common share:
Basic				$0.34	$0.28	$0.58	$1.11
Diluted				0.34	0.28	0.58	1.10

Weighted average common shares outstanding during the period:
Basic				78,533,351	79,682,724	78,951,892	79,679,781
Diluted				78,680,873	79,845,447	79,103,289	79,856,921

Return on average assets *				1.20%	1.13%	0.55%	1.15%
Less:
Security gains (after-tax) *				-%	0.01%	0.02%	0.01%
Add:
Merger and restructuring-related expenses (after-tax) *				-%	-%	-%	0.01%
Operating return on average assets *				1.20%	1.12%	0.53%	1.15%

Return on average tangible assets *				1.22%	1.15%	0.56%	1.17%
Less:
Security gains (after-tax) *				-%	0.01%	0.02%	0.01%
Add:
Merger and restructuring-related expenses (after-tax) *				-%	-%	-%	0.01%
Operating return on average tangible assets *				1.22%	1.14%	0.54%	1.17%

Return on average stockholders' equity *				11.38%	9.42%	5.09%	9.56%
Less:
Security gains (after-tax) *				-%	0.04%	0.16%	0.04%
Add:
Merger and restructuring-related expenses (after-tax) *				-%	-%	-%	0.09%
Operating return on average stockholders' equity *				11.38%	9.38%	4.93%	9.61%

Return on average tangible stockholders' equity *				13.79%	11.42%	6.17%	11.67%
Less:
Security gains (after-tax) *				-%	0.05%	0.20%	0.05%
Add:
Merger and restructuring-related expenses (after-tax) *				-%	-%	-%	0.11%
Operating return on average tangible stockholders' equity *				13.79%	11.37%	5.97%	11.73%

* Ratios at and for the three months ended are annualized.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
	At and for the Three Months Ended					At and for the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(Dollars in Thousands)

Net income (loss), as reported	$26,663	$18,679	$19,571	$(17,276)	$22,183	$47,635	$87,717

Average total assets	$8,874,467	$9,018,672	$8,869,540	$7,965,826	$7,860,593	$8,683,569	$7,654,634
Less: Average goodwill and average identified intangible assets, net	163,758	164,072	164,385	164,701	165,071	164,227	165,697
Average tangible assets	$8,710,709	$8,854,600	$8,705,155	$7,801,125	$7,695,522	$8,519,342	$7,488,937

Return on average tangible assets (annualized)	1.22%	0.84%	0.90%	(0.89)%	1.15%	0.56%	1.17%

Average total stockholders’ equity	$937,294	$934,632	$926,239	$946,138	$941,891	$936,075	$917,286
Less: Average goodwill and average identified intangible assets, net	163,758	164,072	164,385	164,701	165,071	164,227	165,697
Average tangible stockholders’ equity	$773,536	$770,560	$761,854	$781,437	$776,820	$771,848	$751,589

Return on average tangible stockholders’ equity (annualized)	13.79%	9.70%	10.28%	(8.84)%	11.42%	6.17%	11.67%

Brookline Bancorp, Inc. stockholders’ equity	$941,778	$935,558	$926,413	$912,568	$945,606	$941,778	$945,606
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	3,152	3,464	3,775	4,087	4,423	3,152	4,423
Tangible stockholders' equity	$778,199	$771,667	$762,211	$748,054	$780,756	$778,199	$780,756

Total assets	$8,942,424	$9,000,192	$9,069,667	$8,461,591	$7,856,853	$8,942,424	$7,856,853
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	3,152	3,464	3,775	4,087	4,423	3,152	4,423
Tangible assets	$8,778,845	$8,836,301	$8,905,465	$8,297,077	$7,692,003	$8,778,845	$7,692,003

Tangible stockholders’ equity to tangible assets	8.86%	8.73%	8.56%	9.02%	10.15%	8.86%	10.15%

Tangible stockholders' equity	$778,199	$771,667	$762,211	$748,054	$780,756	$778,199	$780,756

Number of common shares issued	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172
Less:
Treasury shares	6,525,783	5,629,854	5,859,708	5,862,811	5,003,127	6,525,783	5,003,127
Unallocated ESOP shares	51,114	58,227	65,334	72,441	79,548	51,114	79,548
Unvested restricted shares	458,800	487,318	398,188	395,085	406,450	458,800	406,450
Number of common shares outstanding	78,141,475	79,001,773	78,853,942	78,846,835	79,688,047	78,141,475	79,688,047

Tangible book value per common share	$9.96	$9.77	$9.67	$9.49	$9.80	$9.96	$9.80

Allowance for loan and lease losses	$114,379	$119,971	$119,553	$113,181	$61,082	$114,379	$61,082

Total loans and leases	$7,269,553	$7,396,358	$7,407,697	$6,822,527	$6,737,816	$7,269,553	$6,737,816
Less:
Total PPP loans	489,216	568,383	565,768	-	-	489,216	-
Total loans and leases excluding PPP loans	$6,780,337	$6,827,975	$6,841,929	$6,822,527	$6,737,816	$6,780,337	$6,737,816

Allowance for loan and lease losses as a percentage of total loans and leases less PPP loans	1.69%	1.76%	1.75%	1.66%	0.91%	1.69%	0.91%

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